EXHIBIT 99.1

Accuray Closes TCW Transaction, Strengthening Balance Sheet to Support Long-Term Value Growth

MADISON, Wis., Nov. 13, 2026 /PRNewswire/ -- Accuray Incorporated (NASDAQ: ARAY) today announced that it has completed its financing transaction with TCW Asset Management Company LLC ("TCW"), the company's primary lender and largest shareholder. The transaction significantly reduces Accuray's debt, adds new capital and waives certain financial covenants through December 31, 2027. Together, these steps put the company's balance sheet on a firmer footing as it carries out the next phase of its previously announced strategic transformation.

The closing follows stockholder approval of all transaction-related proposals at Accuray's Special Meeting of Stockholders on October 6, 2026, and the 1-for-40 reverse stock split of the company's common stock, which took effect on November 9, 2026.

With the closing, the following terms are now in effect among other components:

●	Deleveraging: TCW has exchanged $40 million in aggregate principal amount of its term loan for convertible preferred stock.

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Equity investment: TCW invested $15 million in cash when the transaction agreements were signed in July. That investment has now been exchanged for additional shares of the convertible preferred stock.

●	Covenant holiday: Certain financial covenants under the company's existing term loan are waived through December 31, 2027. The first covenant test date is March 31, 2028.

●	Additional liquidity: A delayed draw term loan of up to $5 million in aggregate principal amount is available to Accuray, subject to certain conditions.

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Governance: The size of the company's board of directors was reduced from 8 to 7, with TCW having the right to appoint two directors of the 7 board members. Steven Mayer and Chan Galbato, current members of the board, serve as designees for TCW. As previously announced, Richard A. ("Randy") Meier joined Accuray’s Board of Directors as an independent director in October 2026.

●	Reverse Stock Split: a 1-for-40 reverse stock split of the company's common stock took effect on November 9, 2026.

"Completing this transaction is an important milestone for Accuray as it strengthens our balance sheet. As we move forward, we continue to stay focused on our mission and on delivering innovative technology and service to our customers and their patients. I want to thank TCW for believing in our plan and our stockholders for standing behind us," said Steve La Neve, Accuray's CEO.

The completed transaction is a key part of Accuray’s Transformation Phase II, the plan Accuray outlined in July 2026 to strengthen its competitive position and drive long-term growth. Phase II strategy is anchored in three priorities: advancing differentiated innovation, continuing to lower the company's cost structure, and expanding market reach through direct and partner channels.

Additional information about the completion of the transaction will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Accuray

Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide. To learn more, visit www.accuray.com or follow us on Facebook, LinkedIn, X, and YouTube.

About TCW

TCW is a global asset management firm with more than fifty years of experience in fixed income, equities, and alternative strategies. Guided by a disciplined, research-driven approach, TCW concentrates on areas where deep expertise makes a meaningful difference. Through rigorous fundamental analysis, prudent risk management, and high-conviction decision-making, TCW strives to construct portfolios that uncover opportunities and deliver enduring value. TCW partners with institutions, insurers, financial advisors, and individual investors worldwide, providing clarity and a long-term perspective to help clients navigate ever-changing markets. For more information, please visit www.tcw.com.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate to, but are not limited to, expectations regarding the anticipated benefits of the company's transaction with TCW; the availability of the delayed draw term loan; the company's balance sheet, liquidity and financial flexibility; and the company's ability to execute its Transformation Phase II strategy, drive long-term growth and create long-term shareholder value.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the company's ability to achieve the intended benefits of the transaction; the company's ability to satisfy the conditions to drawing the delayed draw term loan; the company's ability to execute its transformation plan; the company's ability to realize the expected benefits of its strategic partnerships; the company's ability to achieve widespread market acceptance of its products; the company's outstanding indebtedness and its ability to maintain compliance with financial covenants once covenant testing resumes; the effect of the global macroeconomic environment on the company and its customers and suppliers; and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on November 6, 2026, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date they are made and are based on information available to the company at that time and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Accuray Media Contact
Taylor Bould
Communications Specialist, Accuray
+1 (608) 830-3604
tbould@accuray.com